UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

 FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of report (Date of earliest event reported): June 12, 2020

Protective Insurance Corporation
(Exact Name of Registrant as Specified in Charter)

Indiana	0-5534	35-0160330
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

111 Congressional Boulevard, Carmel IN		46032
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code          317-636-9800

Not Applicable
 (Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:
	Title of each class	Trading Symbol(s)	Name of each exchange on which registered
	Class A Common Stock, No Par Value	PTVCA	The Nasdaq Stock Market LLC
	Class B Common Stock, No Par Value	PTVCB	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.         ☐

Item 7.01 Regulation FD Disclosure.
On June 12, 2020, Protective Insurance Corporation (the “Company”) issued a press release announcing, among other things, that its Board of Directors, at the recommendation of the Special Committee of the Board, has determined that the transactions contemplated by the Stockholder Support and Contingent Sale Agreement entered into by and among certain prospective third party purchasers (the “Offering Parties”) and certain of the Company’s shareholders are not in the best interests of the Company and its stakeholders, and that if the transactions contemplated by the Contingent Sale Agreement were consummated, the Board expects to take the necessary actions to redeem all or certain of the Class A shares of the Company purchased by the Offering Parties pursuant to the Company’s Code of By-laws.  The press release also announced that the Special Committee of the Board is exploring, with the assistance of its independent financial and legal advisors, strategic alternatives that may be available to the Company.
A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01    Financial Statements and Exhibits.

(d)   Exhibits.

Exhibit No.	Exhibit
99.1	Protective Insurance Corporation press release dated June 12, 2020

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
PROTECTIVE INSURANCE CORPORATION

By: /s/ Jeremy D. Edgecliffe-Johnson
Name:          Jeremy D. Edgecliffe-Johnson
Title:            Chief Executive Officer
June 12, 2020